MALT 03-1 (GP4)
                       WHOLE LOAN 30YR ALT-A FIXED-RATE

DEAL SIZE                                                 $20MM APPROX.

GWAC                                                     6.494% +/-10BPS

WAM                                                      177 +/- 2 MONTHS

CALIFORNIA                                                35.0% APPROX.

AVG LOAN BALANCE            (55% CONFORMING)              $200K APPROX.

WA LTV                                                    65.0% APPROX.

LOAN PURPOSE:               PURCHASE                      22.2% APPROX.
                            CASH-OUT REFI                 32.3% APPROX.
                            NO CASH-OUT REFI              45.5% APPROX.

PROPERTY TYPE:              SF/PUD                        92.3% APPROX.

DOC TYPE:                   STATED                        41.7% APPROX.
                            FULL/ALT                       2.5% APPROX.
                            NINA                          35.9% APPROX.
                            NO RATIO                      19.9% APPROX.

OCCUPANCY:                  PRIMARY                       88.7% APPROX.
                            INVESTOR                      10.0% APPROX.
                            SECONDARY                      1.3% APPROX.

WA FICO                                                    725 APPROX.

AAA RATINGS                                           2 OF 3 (S&P, MOODYS. FITCH

ESTIMATED SUBORDINATION                                   3.00% APPROX.
LEVEL

PRICING SPEED                                                100% PPC

RAMP                        4-16 CPR IN 12 MTHS,
                            16 CPR THEREAFTER

SETTLEMENT DATE                                              01/30/03



                            ALL NUMBERS APPROXIMATE.
                   ALL TRANCHES SUBJECT TO 10% SIZE VARIANCE.



The information herein has been provided solely by UBS Warburg LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg LLC.